UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2022

WESTERN DIGITAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway
San Jose
California	95119
(Address of Principal Executive Offices)	(zip code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value per share	WDC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On December 23, 2022, Western Digital Corporation (the “Company”) entered into a first amendment (the “Amendment No. 1”) to the Company’s Amended and Restated Loan Agreement, dated as of January 7, 2022 (as amended, the “Loan Agreement”), which, among other changes, (a) modifies the leverage ratio requirements of the financial covenant through the Company’s fiscal quarter ending September 27, 2024, (b) limits the incurrence of Priority Debt (as defined in the Loan Agreement) during the Covenant Relief Period (as defined in the Loan Agreement) and (c) requires certain subsidiaries of the Company to provide guarantees under the Loan Agreement during any Guarantee Period (as defined in the Loan Agreement) to the extent the conditions for providing such guarantees are met during the Covenant Relief Period.

The foregoing description is only a summary of certain provisions of the Amendment No. 1 and is qualified in its entirety by the terms of the Amendment No. 1, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1, dated as of December 23, 2022, to the Amended and Restated Loan Agreement, dated as of January 7, 2022, by and among Western Digital Corporation, each lender party thereto, J.P. Morgan Chase Bank, N.A. as Administrative Agent and the other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION (Registrant)

Date: December 23, 2022	By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary